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                                   EXHIBIT 11

                   SENECA FOODS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                        (In thousands except share data)



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                                                                                                            Three Months Ended
                                                                                                            ------------------
                                                                                                           7/1/95         6/25/94
                                                                                                           ______         _______

Net Earnings Applicable to Common Stock:

    Net Earnings                                                                                     $         55     $       1,461
    Deduct Preferred Cash Dividends                                                                             6                 6
                                                                                                          -------             -----
        Net Earnings Applicable to
      Common Stock                                                                                   $         49     $       1,455
                                                                                                     =         ==     =       =====

Weighted Average Common
  Shares Outstanding                                                                                    2,796,555         2,797,305
Effect of Common Stock Equivalent                                                                               -                 -
                                                                                                        _________         _________
Weighted Average Common Shares Outstanding
for Primary Earnings per Share                                                                          2,796,555         2,797,305
                                                                                                        =========         =========
Primary and Fully Diluted
  Earnings Per Share                                                                                  $       .02           $   .52
                                                                                                      =       ===           =   ===


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